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                                                                     Exhibit 1.1

                      GE DEALER FLOORPLAN MASTER NOTE TRUST

                         $[ ] Class A Asset-Backed Notes
                         $[ ] Class B Asset-Backed Notes
                         $[ ] Class C Asset-Backed Notes

                             UNDERWRITING AGREEMENT

[             ],
Acting on behalf of itself and as the
Representative of the Several
Underwriters named in Schedule I hereto
(the "Representative")

[Address]                                                              [      ]

Ladies and Gentlemen:

      CDF Funding, Inc., a Delaware corporation (the "Company"), proposes to cause GE Dealer Floorplan Master Note Trust (the "Issuer") to issue $[ ] aggregate principal amount of Class A Asset Backed Notes, Series [__] (the "Class A Notes"), $[ ] aggregate principal amount of the Class B Asset Backed Notes, Series [__] (the "Class B Notes") and $[ ] aggregate principal amount of the Class C Asset Backed Notes, Series [__] (the "Class C Notes", and together with the Class A Notes and the Class B Notes, the "Offered Notes"). The offering of the Offered Notes by the Underwriters pursuant to this Agreement is referred to herein as the "Note Offering"). The Company is a subsidiary of General Electric Capital Corporation ("GE Capital") and General Electric Capital Services, Inc.

      The Issuer is a Delaware statutory trust formed pursuant to (a) an Amended and Restated Trust Agreement, dated as of [___], 2004 (the "Trust Agreement"), between the Company and The Bank of New York (Delaware), as owner trustee (the "Owner Trustee"), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on [__], 2004. The Offered Notes will be issued pursuant to a Master Indenture, dated as of [___], 2004 (the "Master Indenture"), between the Issuer and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series [__] Indenture Supplement with respect to the Offered Notes, dated as of [___], 2004 (the "Indenture Supplement" and, together with the Master Indenture, the "Indenture").

      The primary assets of the Issuer are (i) a certificate (the "Note Trust Certificate") representing a beneficial interest in the assets held in Distribution Financial Services Flooplan Master Trust (the "DFS Trust"), issued pursuant to the Amended and Restated Pooling and

                                                          Underwriting Agreement

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Servicing Agreement, dated as of April 1, 2000 (as amended, restated, modified or supplemented, the "Pooling and Servicing Agreement"), among GE Commercial Distribution Finance Corporation ("CDF"), formerly known as Deutsche Financial Services Corporation, as servicer, Wilmington Trust Company, successor to The Chase Manhattan Bank (the "DFS Trustee"), as trustee, and CDF Financing, L.L.C., a Delaware limited liability company, and (ii) such assets that the Company may acquire from time to time pursuant to a Receivables Sale Agreement, dated as of [__], 2004 (as amended, restated, modified or supplemented, the "Receivables Sale Agreement", together with the Pooling and Servicing Agreement, the "Sale Agreements"), among the Company, CDF and Transamerica Commercial Finance Corporation ("TCFC") including receivables ("Receivables") arising in a portfolio of revolving accounts owned by CDF, TCFC and other originators from time to time.

      The Receivables are transferred to the Issuer pursuant to the Receivables Purchase and Contribution Agreement, dated as of [___], 2004 (the "RPCA"), between the Company and the Issuer. The Issuer has acquired the Note Trust Certificate pursuant to the RPCA. GE Capital has agreed to conduct the servicing, collection and administration of the Receivables owned by the Issuer pursuant to a Servicing Agreement, dated as of [__], 2004 (the "Servicing Agreement"), between the Issuer and GE Capital, as master servicer.

         GE Capital has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the RPCA, the Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of [___], 2004 (the "Administration Agreement"), between GE Capital, as administrator (in such capacity, the "Administrator"), the Issuer and The Bank of New York (Delaware), as Owner Trustee. The Trust Agreement, the Indenture, the RPCA, the Receivables Sale Agreement, the Servicing Agreement and the Administration Agreement are referred to herein, collectively, as the "Program Documents."

         This Underwriting Agreement is referred to herein as this "Agreement." To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Program Documents.

         The Company and GE Capital hereby agree, severally and not jointly, with the underwriter[s] for the Class A Notes listed on Schedule I hereto (the "Class A Underwriters"), the underwriter[s] for the Class B Notes listed on
Schedule I hereto (the "Class B Underwriters") and the underwriter[s] for the Class C Notes listed on Schedule I hereto (the "Class C Underwriters" and, together with the Class A Underwriters and the Class B Underwriters, the "Underwriters") as follows:

      1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters, as of the date hereof, that:

            (a) A registration statement on Form S-3 (Nos. 333-[_____], 333-[_____]-01 and 333-[_____]-02), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Offered Notes and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with, and has been declared effective by, the

                                                          Underwriting Agreement

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      Securities and Exchange Commission (the "Commssion"). If any
      post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a supplement (the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus") relating to the Offered Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus."

            (b) The Registration Statement, as of the Effective Date, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of this Agreement, the Prospectus conforms, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of its date, and as of the time of filing pursuant to Rule 424(b), will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof, which information consists of the Underwriters' Information (as defined herein).

            (c) The Offered Notes will conform to the description thereof contained in the Prospectus and as of the Closing Date will be duly and validly authorized and, when validly executed, countersigned, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the related Indenture.

            (d) Neither the issuance nor sale of the Offered Notes nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

                                                          Underwriting Agreement

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            (e)   This Agreement has been duly authorized, executed and
      delivered by the Company.

      2.    Purchase and Sale.

            (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Class A Underwriter[s], and the Class A Underwriter[s] agree to purchase from the Company, at a purchase price of [ ]% of the principal amount thereof, $[ ] aggregate principal amount of the Class A Notes, each Class A Underwriter to purchase the amounts shown on Schedule I hereto.

            (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Class B Underwriter[s], and the Class B Underwriter[s] agree to purchase from the Company, at a purchase price of [ ]% of the principal amount thereof, $[ ] aggregate principal amount of the Class B Notes, each Class B Underwriter to purchase the amounts shown on Schedule I hereto.

            (c) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Class C Underwriter[s], and the Class C Underwriter[s] agree to purchase from the Company, at a purchase price of [ ]% of the principal amount thereof, $[ ] aggregate principal amount of the Class C Notes.

            (d) The parties hereto agree that settlement for all securities pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      3. Delivery and Payment. Delivery of and payment for the Offered Notes shall be made at the offices of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, at 10:00 A.M., New York City time, on the "Closing Date" specified in the related Indenture Supplement, which date and time may be postponed by agreement between the Representative and the Company (such date and time being herein called the "Closing Date"). Delivery of such Offered Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Notes shall be registered in such names and in such authorized denominations as the Representative may request not less than two full business days in advance of the Closing Date.

      The Company agrees to notify the Representative at least two business days before each Closing Date of the exact principal balance evidenced by the Offered Notes and to have such Offered Notes available for inspection in Chicago, Illinois, no later than 12:00 noon on the business day prior to such Closing Date.

                                                          Underwriting Agreement

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      4.    Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

      5.    Agreements. The Company agrees with each Underwriter that:

            (a) The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule, and prior to the termination of the offering of the Offered Notes, also will advise the Representative of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes.

            (b) If, at any time when a Prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will promptly notify the Representative of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

            (c) The Company will furnish to the Representative a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any Underwriter may be required by the Act, as many copies of the Prospectus as such Underwriter may reasonably request.

            (d) The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Representative to qualify the Offered Notes for sale under the laws of such jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required for the initial distribution of the Offered Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

            (e) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriters for any reasonable expenses (excluding fees of counsel) reasonably incurred by it in connection with qualification of the Offered Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative has reasonably requested pursuant to Section 5(d), for any fees charged by investment rating agencies for the rating of the Offered Notes, and for expenses incurred in distributing the Prospectus to the Underwriters. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the

                                                          Underwriting Agreement

                                       5
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      Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Offered Notes. Except as herein provided, the Underwriters shall be responsible for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Offered Notes.

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, to the accuracy of the statements of the Company made in any applicable officers' certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions applicable to the Offered Notes:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

            (b) Counsel to each of the Company, GE Capital and the Issuer (who shall be satisfactory to the Representative) shall have furnished to the Representative an opinion or opinions, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Representative, relating to certain enforceability, securities law and security interest matters.

            (c) In-house counsel for each of the Company and GE Capital shall have furnished to the Representative an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

            (d) The Representative shall have received from McKee Nelson LLP, counsel for the Underwriters, such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Offered Notes, the Registration Statement, the Prospectus and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as the Representative may reasonably request for the purpose of enabling them to pass upon such matters.

            (e) The Company shall have furnished to the Representative a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Program Documents to which the Company is a party, and that, to the best of such person's knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Program Documents to which the Company is a party are true and correct in all material respects,

                                                          Underwriting Agreement

                                       6
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      and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            (f) Counsel for the Indenture Trustee (who shall be satisfactory to the Representative) shall have furnished to the Representative an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

            (g) Counsel for the Owner Trustee (who shall be satisfactory to the Representative) shall have furnished to the Representative an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

            (h) Counsel for the Company (who shall be satisfactory to the Representative) shall have furnished to the Representative an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, relating to certain insolvency and bankruptcy matters and federal income tax matters.

            (i) The Representative shall have received a letter, dated the Closing Date or such other date as may be agreed upon between the Representative and the Company, from certified public accountants (who shall be satisfactory to the Representative), substantially in the form previously approved by the Representative.

            (j) The Offered Notes shall have received the ratings specified in the Prospectus.

            (k) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Representative may reasonably request.

            (l) Subsequent to the date of the Prospectus, there shall not have been any material adverse change in the business or properties of the Company which in the Representative's reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Offered Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Notes as contemplated by the Prospectus.

      7.    Indemnification and Contribution.

            (a) The Company and GE Capital, jointly and severally, agree to indemnify and hold harmless each Underwriter and each Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (a "Controlling Person") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or

                                                          Underwriting Agreement

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      necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and Controlling Person for any legal or other expenses reasonably incurred by the Underwriter or such Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Company nor GE Capital will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or GE Capital by or on behalf of any Underwriter specifically for use in connection with the preparation of the Prospectus or any other offering materials used in connection with the offer and sale of the Offered Notes by an Underwriter (the "Underwriters' Information"), and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus shall not inure to the benefit of any Underwriter (or any Controlling Person) from whom the Person asserting any loss, claim, damage or liability purchased the Offered Notes that are the subject thereof if such Person was not sent a copy of a Prospectus at or prior to the confirmation of the sale of such Offered Notes and the untrue statement or omission of a material fact contained in such Prospectus was corrected (a "Corrected Statement") in such other supplement to the Prospectus and such supplement was furnished by the Company or GE Capital to such Underwriter prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Company or GE Capital may otherwise have.

            Each Underwriter agrees to indemnify and hold harmless the Company, GE Capital, their respective Affiliates, and each of their respective directors, managers and officers who signs the Registration Statement relating to the Offered Notes, and each Person who controls the Company, GE Capital or their respective Affiliates within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company and GE Capital to such Underwriter, but only with reference to written information furnished to the Company or GE Capital by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. [Each of the Company and GE Capital acknowledges that the statements set forth on the cover page of the Prospectus Supplement in the table under the heading "Class A Notes" and on the line across from "Price to public," in the table listing the Class A Underwriters and the Principal Amount of Class A Notes under the heading "Underwriting" in the Prospectus Supplement, in the table following the third paragraph under the heading "Underwriting" in the Prospectus Supplement in the column labeled "Class A Notes", and in the penultimate paragraph under the heading "Underwriting" in the Prospectus Supplement, on the cover page of the Prospectus Supplement in the table under the heading "Class B Notes" and on the line across from "Price to public," in the table listing the Class B Underwriters and the Principal Amount of Class B Notes and under the heading "Underwriting" in the Prospectus Supplement, in the table following the third paragraph under the heading "Underwriting" in the Prospectus Supplement in the column labeled "Class B Notes", on the cover page of the Prospectus Supplement in the table under the heading "Class C

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      Notes" and on the line across from "Price to public," in the table listing the Class C Underwriters and the Principal Amount of Class C Notes and under the heading "Underwriting" in the Prospectus Supplement, in the table following the third paragraph under the heading "Underwriting" in the Prospectus Supplement in the column labeled "Class C Notes", and in the penultimate paragraph under the heading "Underwriting" in the Prospectus Supplement constitute the information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus, and the Underwriters confirms that such statements are correct.]

            (b)   Promptly after receipt by an indemnified party under this
      Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission or failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 except and to the extent of any prejudice to the indemnifying party arising from such failure or omission to provide notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a) or (b) of this Section 7, representing the indemnified parties under subparagraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or

                                                          Underwriting Agreement

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      if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

            (c) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, GE Capital or an Underwriter, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, GE Capital, any of their respective Affiliates and the Underwriters may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Company and GE Capital on the one hand and the Underwriter on the other from the offering of the Offered Notes but also the relative fault of the Company and GE Capital on the one hand and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and GE Capital on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Company and GE Capital bear to the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Notes. The relative fault of the Company and GE Capital on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact in the Registration Statement or the Prospectus or the omission or alleged omission to state a material fact therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading relates to information supplied by the Company or GE Capital or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (d) The Company, GE Capital and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(b); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the

                                                          Underwriting Agreement
      indemnifying party reasonably believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

Notwithstanding anything to the contrary in Section 7(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Controlling Person shall have the same rights to contribution as the Underwriter, and each Person who controls the Company or GE Capital or any Affiliate thereof within the meaning of either the Act or the Exchange Act, each officer of the Company or GE Capital or any Affiliate thereof who shall have signed the Registration Statement and each director of the Company or GE Capital or any Affiliate thereof shall have the same rights to contribution as the Company or GE Capital or any Affiliate thereof, as applicable, subject in each case to the immediately preceding sentence of this paragraph.

      (e)   Computational Materials and Structural Term Sheets. Each
Underwriter represents and warrants to and agrees with the Company, as of the date of the date hereof and as of the Closing Date, that it has not used, and will not use, any Derived Information (as such term is defined below) in connection with the offering of the Offered Notes. For purposes of this Agreement, "Derived Information" means the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters). The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission staff's response thereto, were publicly available February 17, 1995), and with respect to "Collateral Term Sheet" includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission staff's response thereto, were publicly available May 20, 1994) (the "Kidder Letter", and together with the PSA Letter, the "No-Action Letters").

      8. Agreement of the Underwriter. Each Underwriter agrees that (i) a printed copy of the Prospectus will be delivered to each Person who receives a confirmation of sale prior to or at the same time with such confirmation of sale; (ii) if an electronic copy of the Prospectus is delivered by such Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 8; for example, if the Prospectus is delivered to such Underwriter by or on behalf of the Company as a single electronic file in pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format; and
(iii) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Offered Notes (including any period during which such Underwriter has such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use, any internet Web site or electronic media containing

                                                          Underwriting Agreement
information for prospective investors, including, without limitation, any internet Web site or electronic media maintained by third parties, in connection with the offering of the Offered Notes, except in compliance with applicable laws and regulations.

      9. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Offered Notes that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal balance of Offered Notes that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Offered Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes, and if such nondefaulting Underwriters do not purchase all of the Offered Notes, this Agreement will terminate without liability to the nondefaulting Underwriters or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date for the Offered Notes shall be postponed for such period, not exceeding seven (7) days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus, the Program Documents or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for any loss, claim, damage or liability occasioned by its default hereunder.

      10.   Termination.

      (a) This Agreement shall be subject to termination by notice given to the Company, if the sale of the Offered Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 10, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Notes.

      (b) The obligations of the Underwriters to purchase the Offered Notes on the Closing Date shall be terminable by the Underwriters by written notice delivered by the Representative to the Company and GE Capital if at any time on or before the Closing Date (a) a general moratorium on commercial banking activities in New York shall have been declared by any of Federal or New York state authorities, (b) trading in securities generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices or ranges of prices shall be established, by such exchange or by order of the Commission, (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' reasonable judgment, impracticable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement

                                                          Underwriting Agreement
shall (except for the liability of the Company under and Section 7) be released and discharged from their respective obligations under this Agreement.

      11. Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, GE Capital or their respective officers and of the Representative set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, managers or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the related Offered Notes. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

      12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other Person will have any right or obligation hereunder. No purchaser of any Offered Note from the Underwriter shall be deemed a successor or assign by reason of such purchase.

      13. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      14. Miscellaneous. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

      15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be delivered to it at the address first above written; or if sent to the Company, will be delivered to CDF Funding, Inc., 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192, Attention: General Counsel, or if sent to GE Capital, will be delivered to General Electric Capital Corporation, 1600 Summer Street, 4th Floor, Stamford, Connecticut 06927, Attention: [Fred Robustelli].

      16. Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, no Underwriter shall acquiesce, petition or otherwise invoke or cause the Company or the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company or the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Issuer.

                                                          Underwriting Agreement

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the parties hereto.

                                                 Very truly yours,

                                                 CDF FUNDING, INC.

                                                 By: ___________________________
                                                     Name:
                                                     Title:

                                                 GENERAL ELECTRIC CAPITAL
                                                 CORPORATION

                                                 By: ___________________________
                                                     Name:
                                                     Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

[__________________________________], as Representative

By:
Name:
Title:

                                                          Underwriting Agreement

                                   SCHEDULE I

UNDERWRITER             CLASS PURCHASED               $ PURCHASED

                                                          Underwriting Agreement

                                       15